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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 SCHEDULE 13E-3

                        Rule 13e-3 Transaction Statement
        (Pursuant to Section 13(e) of the Securities Exchange Act of 1934
                 and Rule 13e-3 (Section 240.13e-3) thereunder)

                         American Financial Corporation
     ----------------------------------------------------------------------
                                (Name of Issuer)

                         American Financial Group, Inc.
                         American Financial Corporation
     ----------------------------------------------------------------------
                       (Name of Persons Filing Statement)

                   Series F Cumulative Voting Preferred Stock
                   Series G Cumulative Voting Preferred Stock
     ----------------------------------------------------------------------
                         (Title of Class of Securities)

                              Series F - 026087809
                              Series G - 026087874
     ----------------------------------------------------------------------
                      (CUSIP Number of Class of Securities)

                             James C. Kennedy, Esq.
                         American Financial Corporation
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2538
     ----------------------------------------------------------------------
                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications
                     on Behalf of Persons Filing Statement)

This Statement is filed in connection with (check the appropriate box):

a. [X] The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C or Rule 13e-3(c) under the Securities Exchange Act of 1934.

b. [ ] The filing of a registration statement under the Securities Act of 1933.

c.   [ ]  A tender offer.

d.   [ ]  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [X]

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                            CALCULATION OF FILING FEE

Transaction Valuation:  $286,604,863             Amount of Filing Fee:  $57,321


[x] Check Box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

AMOUNT PREVIOUSLY PAID:                   $57,321
FILING PARTY:                             American Financial Corporation
FORM OR REGISTRATION NO.:                 Preliminary Proxy Statement
DATE FILED:                               July 16, 1997

     This Rule 13e-3 Transaction Statement is being filed by American Financial Group, Inc. and its subsidiary, American Financial Corporation, both Ohio corporations, in connection with a proposal to cause a merger of American Financial Corporation whereby all of its Series F and G Preferred Stock would be converted into the right to receive cash or shares of its new Series J Preferred Stock.

     The following Cross Reference Sheet shows the location in the Preliminary Proxy Statement being filed with the Securities and Exchange Commission concurrently herewith, of items required by Schedule 13E-3. The information contained in the Preliminary Proxy Statement is incorporated herein by this reference, as indicated in the Cross Reference Sheet.

                              CROSS REFERENCE SHEET

ITEM 1.       Issuer and Class of Security Subject to the Transaction.

     (a)  Cover Page

     (b) Description of Preferred Stock; Introduction - Proposal No. 1 Adoption of the Merger Agreement; Ownership of Preferred Stock.

     (c)  The Merger - Market Price and Dividend Data

     (d)  The Merger - Market Price and Dividend Data

     (e) In October 1996, American Financial Group, Inc. sold $100 million (proceeds to the company) of trust preferred securities due 2026, comprised of 4 million shares sold at $25 per share. In December 1995, American Financial Group, Inc. sold 4.6 million shares of common stock at a price of $28.875 per share, providing proceeds to the company of $110.9 million.

     (f)  Ownership of Preferred Stock


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ITEM 2.   Identity and Background.

     The persons filing this statement are American Financial Group, which owns all of the Common Stock, which constitutes approximately 76% of the voting power, of American Financial Corporation which is also a filer. American Financial Corporation is the issuer of the class of equity securities which is the subject of the Rule 13e-3 transaction.

     (a)  Management, Principal Shareholders

     (b) Management, Principal Shareholders. The business address of each of the directors and executive officers is the same as that listed for American Financial Group, Inc.

     (c)  Management, Principal Shareholders

     (d)  Management, Principal Shareholders

     (e) None of the directors or executive officers have been convicted in a criminal proceeding (other than traffic violations and similar misdemeanors) nor has any of them been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws. Each is a U.S. citizen.

     (f) None of the directors or executive officers have been convicted in a criminal proceeding (other than traffic violations and similar misdemeanors) nor has any of them been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction that resulted in a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws. Each is a U.S. citizen.

     (g)  U.S.

 ITEM 3.  Past Contacts, Transactions or Negotiations.

     (a)  Certain Transactions

          (1.)      Pursuant to an Agreement and Plan of Acquisition and
               Reorganization (the "Agreement") dated as of December 9, 1994, in a series of mergers, American Premier Underwriters, Inc. ("APU") and American Financial Corporation ("AFC") combined their respective businesses by becoming subsidiaries of American Financial Group, Inc. in April 1995.


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                    Pursuant to one merger, APU became a subsidiary of AFG with each issued and outstanding share of APU Common Stock being converted into one share of AFG Common Stock and each issued and outstanding share of APU Preferred Stock being converted into one share of preferred stock of AFG. In another merger, AFC became a subsidiary of AFG with each share of AFC Common Stock being converted into the right to receive shares of AFG Common Stock at a rate equal to 1.45 shares of AFG Common Stock for each share of AFC Common Stock; cash was paid in lieu of fractional shares of AFG Common Stock. The merger involving AFC had no effect upon the AFC Preferred Stock which remained issued and outstanding after that merger.

                    In the mergers completed on April 3, 1995, AFG issued 71.4 million shares of its Common Stock in exchange for all of the outstanding common stock of AFC and APU.

          (2.)      None.

     (b)  None.

 ITEM 4.  Terms of the Transaction.

     (a)  The Merger Agreement

     (b)  None.

 ITEM 5.  Plans or Proposals of the Issuer or Affiliate.

     (a)  The Merger Agreement

     (b)  Not Applicable

     (c)  Not Applicable

     (d) The Merger - Comparison of Preferred Shares and Introduction - Proposal No. 1

     (e)  The Merger Agreement - Expenses

     (f)  Introduction - Proposal No. 1

     (g)  Not Applicable

 ITEM 6.  Source and Amounts of Funds or Other Consideration.

     (a)  The Merger Agreement - Expenses

     (b)  The Merger Agreement - Expenses
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     (c)  Great American Holding Company, a wholly-owned subsidiary of American
Financial Corporation, has a revolving loan agreement with a group of banks headed by The First National Bank of Boston and Bank of America Illinois, N.A. Borrowings bear interest at floating rates based on prime or LIBOR and are collateralized by 50% of the stock of Great American Insurance Company. The facility is guaranteed by American Financial Corporation.

     (d)  Not Applicable

  ITEM 7.  Purposes, Alternatives, Reasons and Effects.

     (a)  Special Factors - The Special Committee

     (b)  Special Factors - The Special Committee

     (c)  Special Factors - The Special Committee

     (d) The Merger - Conflicts of Interest, Certain United States Federal Income Tax Consequences

  ITEM 8. Fairness of the Transaction.

     (a) The Merger - Actions of the Special Committee and Recommendation of the Board of Directors

     (b)  Special Factors - The Special Committee

     (c) Voting at the Meeting; The Merger - Vote Required; Certain Expected Voting

     (d)  Special Factors - The Special Committee

     (e)  Special Factors - The Special Committee

     (f)  Not Applicable

  ITEM 9. Reports, Opinions, Appraisals and Certain Negotiations.

     (a)  Special Factors - The Special Committee

     (b)  Special Factors - The Special Committee

     (c)  Special Factors - Opinion of Special Committee's Financial Advisor


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 ITEM 10. Interest in Securities of the Issuer.

     (a)  None

     (b)  Ownership of Preferred Stock [this may all move to Certain
          Transactions]

 ITEM 11. Contracts, Arrangements or Understandings with Respect to the Issuer's Securities.

     (a)  The Merger - Vote Required; Certain Expected Voting

 ITEM 12. Present Intention and Recommendation of Certain Persons with Regard to the Transaction.

     (a)  The Merger - Vote Required; Certain Expected Voting

     (b)  The Merger - Recommendation of the Board of Directors

 ITEM 13. Other Provisions of the Transaction.

     (a)  The Merger Agreement - Dissenters' Rights

     (b)  None

     (c)  Not Applicable

 ITEM 14. Financial Information.

     (a)  Selected Financial Data; Financial Statements

     (b)  Pro Forma Financial Information

 ITEM 15. Persons and Assets Employed, Retained or Utilized.

     (a)  Voting at the Meeting - Proxies

     (b)  None

 ITEM 16. Additional Information.

          None


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 ITEM 17. Material to the Filed as Exhibits.

     (a) Loan Agreement dated as of December 7, 1993, as amended, among Great American Holding Corporation, The First National Bank of Boston and Bank of America Illinois, N.A. as managing agents, to be filed by amendment.

     (b)  Opinions of Libra Investments, Inc. and

     (c)  Agreement and Plan of Merger

     (d)  Proxy Statement

     (e) Ohio Revised Code Section 1701.85 - incorporated by reference to Exhibit B to the Proxy Statement.

     (f)  None


                                    SIGNATURE

     After due inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  July 16, 1997

                                 AMERICAN FINANCIAL GROUP, INC.


                                 BY:_____________________________________
                                       Name:   James C. Kennedy
                                        Title:    Deputy General Counsel
                                                  and Secretary

Dated:  July 16, 1997

                                 AMERICAN FINANCIAL CORPORATION


                                 BY:_____________________________________
                                        Name:   James C. Kennedy
                                         Title: Deputy General Counsel
                                                and Secretary